UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_________________________________

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 22, 2026

NUVVE HOLDING CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-40296	86-1617000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2488 Historic Decatur Road, Ste 230	San Diego,	California	92106
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (619) 456-5161

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	NVVE	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 22, 2026, Nuvve Holding Corp. (the “Company”) received written notification (the “Delist Determination”) from The Nasdaq Stock Market LLC (“Nasdaq”) that the Nasdaq Hearings Panel (the “Panel”) had determined to delist the Company’s common stock, par value $0.0001 per share (the “Common Stock”), from The Nasdaq Capital Market due to the Company’s failure to demonstrate compliance with (i) the filing requirement set forth in Nasdaq Listing Rule 5250(c)(1) (the “Periodic Reporting Rule”), particularly with respect to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2026 (the “Quarterly Report”), ii) the $1.00 bid price requirement set forth in Nasdaq Listing Rule 5550(a)(1) (the “Bid Price Rule”), and (iii) the $2,500,000 stockholders’ equity requirement set forth in Nasdaq Listing Rule 5550(b)(1) (the “Equity Rule” and, together with the Periodic Reporting Rule and the Bid Price Rule, the “Rules”). The Delist Determination indicated that trading in the Company’s Common Stock will be suspended effective with the open of the market on Friday, July 24, 2026.

As previously reported, on April 20, 2026, the Company was notified by Nasdaq’s Listing Qualifications Department (the “Staff”) that, due to the Company’s continued non-compliance with the Bid Price Rule, the Company’s securities were subject to delisting from Nasdaq unless the Company timely requested a hearing before the Panel, which the Company did. Thereafter, on May 22, 2026, Nasdaq notified the Company that its non-compliance with the Periodic Reporting Rule could serve as an additional basis for delisting. Although the Company’s non-compliance with the Equity Rule was not formally cited as a basis for delisting by the Staff, at the hearing on May 28, 2026, the Company presented its plan to evidence compliance with each of the Rules, including the Equity Rule. The Panel issued its decision on July 9, 2026, which required the filing of the Quarterly Report and compliance with the Equity Rule by July 13, 2026, and compliance with the Bid Price Rule for 20 consecutive business days by July 31, 2026.

In accordance with Nasdaq Listing Rule 5820, the Company may appeal the Delist Determination to the Nasdaq Listing and Hearing Review Council (the “Listing Council”) within 15 days from the date of the Delist Determination. The Listing Council may also separately elect to review this matter within 45 days of the Delist Determination. In either event, the Listing Council may affirm, modify, reverse, or remand the Panel’s decision. In the event the Company does not appeal the matter and the Listing Council declines to call the matter for review, Nasdaq will file a Form 25 with the Securities and Exchange Commission to formally effect the delisting of the Company’s Common Stock from the exchange once all appeal and review periods have lapsed. The Company is considering all available options to reinitiate trading on Nasdaq as soon as practicable.

The Company expects its Common Stock to begin trading on the Pink Limited Information Tier of the OTC Markets system under its current trading symbol of “NVVE” effective at the open of trading on Friday, July 24, 2026. The Company intends to promptly apply to have its securities included in the OTCID tier and subsequently the OTCQB tier of the OTC Markets system.

Forward-Looking Statements

This Current Report on Form 8-K contains certain “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities and Exchange Act of 1934, as amended. All statements contained in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding the Company’s ability and intent to appeal the Delisting Determination, the outcome of any Nasdaq appeal process and the Company’s intent or ability to maintain the listing of the Common Stock on the OTC Markets. All forward-looking statements reflect the Company’s beliefs and assumptions only as of the date of this Current Report on Form 8-K. The Company undertakes no obligation to update forward-looking statements to reflect future events or circumstances.

Item 9.01. Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 23, 2026

NUVVE HOLDING CORP.

By:	/s/ Gregory Poilasne
Gregory Poilasne
Chief Executive Officer
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